Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX

FOR IMMEDIATE RELEASE

Chairman & President

818-713-1000

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, December 6, 2005......Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.25 per share on its outstanding shares.  The dividend is payable February 14, 2006 to stockholders of record at the close of business on January 31, 2006.